UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2015
Fifth Street Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
777 West Putnam Avenue, 3rd Floor Greenwich, CT 06830
(Address of principal executive offices) (Zip Code)

(203) 681-3600
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 4, 2015, MMKT Exchange LLC (“MMKT”), a subsidiary of Fifth Street Asset Management Inc., closed on $5.0 million in a new series of convertible promissory notes under similar terms as the original series of MMKT notes.  In connection with this transaction, the original MMKT notes (including an $800,000 note held by Fifth Street Management LLC (“FSM”)) were canceled and exchanged for new notes in the amount of the original principal plus accrued interest.  The principal invested in the convertible promissory notes, including amounts invested in the original series, totaled $5.9 million as of September 4, 2015.  The MMKT convertible promissory notes bear interest at 8% per annum and mature on August 5, 2016.  The convertible promissory notes are convertible into equity securities upon certain events, such as the sale of equity securities by MMKT subject to certain terms and conditions, including a valuation cap of $100 million for the purposes of calculating the number of equity securities issuable upon conversion.

On February 24, 2015, FSM purchased a convertible promissory note from MMKT in an aggregate principal amount of $800,000 and on September 4, 2015, purchased an additional $500,000 in aggregate principal amount of the MMKT convertible promissory note.

The purpose of MMKT is to develop technology related to the financial services industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.

Date: September 9, 2015	By:	/s/ David H. Harrison
		Name:	David H. Harrison
		Title:	Executive Vice President and Secretary